Exhibit 21.1

Assurant, Inc. Subsidiaries as of December 31, 2010

Subsidiary Name	State or Country of Organization
3422151 Canada, Inc.	Canada
ABI International	Cayman Islands
ABIG Holding de Espana, S.L.	Spain
Adminicle Limited	United Kingdom
ALOC Holdings ULC	Canada
American Bankers Dominicana, S.A.	Dominican Republic
American Bankers General Agency, Inc.	Texas
American Bankers Insurance Company of Florida	Florida
American Bankers Insurance Group, Inc.	Florida
American Bankers International Division, Inc.	Puerto Rico
American Bankers Life Assurance Company of Florida	Florida
American Bankers Management Company, Inc	Florida
American Memorial Life Insurance Company	South Dakota
American Reliable Insurance Company	Arizona
American Security Insurance Company	Delaware
Assurant Argentina Compania de Seguros Sociedad Anonima	Argentina
Assurant Argentina Compania de Seguros Sociedad Anonima	Argentina
Assurant Consulting Company, Limited.	China
Assurant Danos Mexico S.A.	Mexico
Assurant Deutschland GmbH	Germany
Assurant Direct Limited	United Kingdom
Assurant General Insurance Limited	United Kingdom
Assurant Group, Limited	United Kingdom
Assurant Holding de Puerto Rico, Inc.	Puerto Rico
Assurant Intermediary Ltd.	United Kingdom
Assurant Italia Agenzia di Assicurazioni s.r.l.	Italy
Assurant Life Limited	United Kingdom
Assurant Life of Canada	Canada
Assurant Reinsurance of Turks & Caicos, Ltd.	Turks & Caicos
Assurant Seguradora S.A.	Brazil
Assurant Service Protection, Inc.	Oklahoma
Assurant Services (UK) Limited	United Kingdom
Assurant Services Argentina, S.A.	Argentina
Assurant Services Argentina, S.A.	Argentina
Assurant Services Brazil, Limitada	Brazil
Assurant Services Canada, Inc.	Canada
Assurant Services de Chile, SpA	Chile
Assurant Services Ireland, Ltd.	Ireland
Assurant Services Italia s.r.l.	Italy
Assurant Services of Puerto Rico, Inc.	Puerto Rico
Assurant Servicios de Mexico, S.A. de CV	Mexico
Assurant Solutions Spain, S.A.	Spain
Assurant Vida Mexico S.A.	Mexico
Bankers Atlantic Reinsurance Company	Turks & Caicos
Caribbean American Life Assurance Company	Puerto Rico
Caribbean American Property Insurance Company	Puerto Rico
Consumer Assist Network Association, Inc.	Delaware
CWork Financial Management LLC	Delaware
CWork Solutions, LP	Pennsylvania
CWork Solutions, LP	Pennsylvania
Dental Health Alliance, LLC	Delaware
Denticare of Alabama, Inc.	Alabama
Direct Marketing Centre, Inc.	Canada

Assurant, Inc. Subsidiaries as of December 31, 2010

Subsidiary Name	State or Country of Organization
Disability Reinsurance Management Services, Inc.	Delaware
ENSCO 778 Limited	United Kingdom
Family Considerations, Inc.	Georgia
FamilySide, Inc.	Canada
Federal Warranty Service Corporation	Illinois
Florida Office Corp.	Delaware
GP Legacy Place, Inc.	Delaware
Guardian Investment Services, Inc.	Florida
Guardian Travel, Inc.	Florida
Insureco Agency & Insurance Services, Inc. (CA)	California
Insureco, Inc.	California
Interfinancial Inc.	Georgia
International Financial Group, Inc.	Texas
John Alden Financial Corporation	Delaware
John Alden Life Insurance Company	Wisconsin
Key Adminicle Limited	United Kingdom
Mortgage Group Reinsurance, Ltd.	Bermuda
MSDiversified Corp.	Mississippi
National Insurance Agency	Florida
National Insurance Institute, LLC	Wisconsin
North Star Marketing Corporation	Ohio
NSM Sales Corporation	Nevada
Preferred Benefits Alliance, Inc.	Canada
Quail Roost Properties, Inc.	Florida
Reliable Lloyds Insurance Company	Texas
Rolim Consult S.A.	Brazil
Service Delivery Advantage, LLC	Illinois
Signal Financial Management LLC	Delaware
Signal GP LLC	Delaware
Signal Holdings LLC	Pennsylvania
Signal Northwest LLC	Delaware
SSDC Services Corp.	Delaware
Standard Guaranty Insurance Company	Delaware
Sureway, Inc.	Delaware
TeleCom Re, Inc.	Florida
The Signal LP	Pennsylvania
Time Insurance Company	Wisconsin
TrackSure Insurance Agency, Inc.	California
TS Holdings, Inc.	Delaware
U.S. Insurance Services, Inc.	Florida
UDC Dental California, Inc.	California
UDC Ohio, Inc.	Ohio
Union Security DentalCare of Georgia, Inc.	Georgia
Union Security DentalCare of New Jersey, Inc.	New Jersey
Union Security Insurance Company	Kansas
Union Security Life Insurance Company of New York	New York
United Dental Care of Arizona, Inc.	Arizona
United Dental Care of Colorado, Inc.	Colorado
United Dental Care of Michigan, Inc.	Michigan
United Dental Care of Missouri, Inc.	Missouri
United Dental Care of New Mexico, Inc.	New Mexico
United Dental Care of Texas, Inc.	Texas
United Dental Care of Utah, Inc.	Utah

Assurant, Inc. Subsidiaries as of December 31, 2010

Subsidiary Name	State or Country of Organization
United Service Protection Corporation	Delaware
United Service Protection, Inc.	Florida
Voyager Group, Inc.	Florida
Voyager Indemnity Insurance Company	Georgia
Voyager Service Warranties, Inc.	Florida